AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON MARCH 19, 1999.

                                                      REGISTRATION NO. 333-55923
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                         POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                          NIAGARA MOHAWK HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

            NEW YORK                                            16-1549726
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)
                             ----------------------


                             300 ERIE BOULEVARD WEST
                            SYRACUSE, NEW YORK 13202
                                 (315) 474-1511
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------


                               WILLIAM F. EDWARDS
                          NIAGARA MOHAWK HOLDINGS, INC.
                             SENIOR VICE PRESIDENT &
                             CHIEF FINANCIAL OFFICER
                             300 ERIE BOULEVARD WEST
                            SYRACUSE, NEW YORK 13202
                                 (315) 474-1511
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                            JANET T. GELDZAHLER, ESQ.
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                 STATEMENT AS DETERMINED BY MARKET CONDITIONS.
                               ------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

     On March 18, 1999, the shares of our common stock were exchanged for the shares of common stock of Niagara Mohawk Power Corporation ("NMPC") pursuant to an Agreement and Plan of Exchange that we entered into on May 14, 1998. We are filing this post-effective amendment pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Act"), so that we may expressly adopt this registration statement (333-55923) as our own for all purposes of the Act and the Securities Exchange Act of 1934, as amended. The shares of common stock that selling shareholders may sell under the Registration Statement will be shares of our common stock rather than shares of NMPC common stock.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate into the prospectus information that we have filed with it or will file in the future. This means that we can disclose important information to you by referring you to our SEC filings. Information that we file later with the SEC will automatically update and supersede the information in this prospectus. As successor to NMPC, we are incorporating into the prospectus the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the common stock registered in this Registration Statement has been sold:


     1. The description of Niagara Mohawk Holdings, Inc. common stock contained in Amendment No. 2 to its Registration Statement on Form S-4 dated May 29, 1998.

     2. Annual Report on Form 10-K filed by NMPC for the year ended December 31, 1998.

     3. Our Current Report on Form 8-K dated March 19, 1999.

     You may request a copy of these filings at no cost, by writing or telephoning:

                  Leon T. Mazur
                  Niagara Mohawk Holdings, Inc.
                  300 West Erie Boulevard
                  Syracuse, New York  13202
                  (315) 474-1500

     You should rely only on the information contained in this prospectus, any supplement to it and the SEC filings that we have incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


                                     PART II


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 721 through 726 of the Business Corporation Law of the State of New York (the "BCL") provide for indemnification of the Company's officers and directors under certain conditions and subject to specific limitations. The BCL permits New York corporations to supplement the statutory indemnification with additional "non-statutory" indemnification for directors and officers meeting a specified standard of conduct and to advance to officers and directors litigation expenses under certain circumstances. As permitted by the BCL,
Article VI of the Company's By-Laws provides for indemnification of, and advancement of litigation expenses incurred by, directors and officers of the Company.

     The Company has also obtained insurance providing for indemnification of directors and officers against certain expenses and liabilities. In addition, pursuant to a 1986 amendment to the BCL, NMPC has entered into agreements with certain of the officers and directors of NMPC providing for indemnification for the liability of officers and directors not covered by the policy mentioned above and the Company has agreed to enter into similar arrangements with its officers who are not officers of NMPC. Such additional indemnification does not cover acts committed in bad faith or acts which were the result of active and deliberate dishonesty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Furthermore, Article Thirteen of the Restated Certificate of Incorporation of the Company limits, with certain exceptions, the personal liability of a director of the Company to the Company or its shareholders for damages for any breach of duty in such capacity to the fullest extent permitted by the BCL.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Index to Exhibits


     3(a)      Restated  Certificate  Incorporation  of Niagara Mohawk Holdings,
               Inc.  under  Section 807 of the Business  Corporation  Law of New
               York.*
     3(b)      By-Laws of Niagara Mohawk Holdings, Inc.*
     5(a)      Opinion of Sullivan & Cromwell
     23(a)     Consent of Sullivan & Cromwell (included in Exhibit 5(a))
     23(b)     Consent of PricewaterhouseCoopers LLP

     * Incorporated by reference to the Current Report on Form 8-K of Niagara Mohawk Holdings, Inc. filed on March 19, 1999.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the
     Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 15, Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 19 day of March 1999.

                                    NIAGARA MOHAWK HOLDINGS, INC.
                                    By:


                                    /s/ Steven W. Tasker
                                    ----------------------------------
                                    Name:  Steven W. Tasker
                                    Title: Vice President - Controller


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
post-effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on March 19, 1999.

         Signature                  Title                           Date

/s/ William E. Davis
----------------------     Chairman of the Board and              March 19, 1999
William E. Davis           Chief Executive Officer

/s/ Albert J. Budney, Jr.
----------------------     President                              March 19, 1999
Albert J. Budney, Jr.

/s/ David J. Arrington
----------------------     Senior Vice President and              March 19, 1999
David J. Arrington         Chief Administrative Officer

/s/ William F. Edwards
----------------------     Senior Vice President and              March 19, 1999
William F. Edwards         Chief Financial Officer

/s/ Gary J. Lavine
----------------------     Senior Vice President and              March 19, 1999
Gary J. Lavine             Chief Legal officer


/s/ Salvatore H. Alfiero
----------------------     Director                               March 19, 1999
Salvatore H. Alfiero


/s/ Albert J. Budney, Jr.
---------------------      Director                               March 19, 1999
Albert J. Budney, Jr.


/s/ Bonnie G. Hill
---------------------      Director                               March 19, 1999
Dr. Bonnie G. Hill


/s/
---------------------      Director                               March 19, 1999
Clark A. Johnson


/s/ Henry A. Panasci, Jr.
---------------------      Director                               March 19, 1999
Henry A. Panasci, Jr.


/s/ William F. Allyn
---------------------      Director                               March 19, 1999
William F. Allyn


/s/ William E. Davis
---------------------      Director                               March 19, 1999
William E. Davis


/s/ William J. Donlon
---------------------      Director                               March 19, 1999
William J. Donlon

_________________          Director                               March __, 1999
Anthony H. Gioia


/s/ Dr. Patti McGill Peterson
---------------------      Director                               March 19, 1999
Dr. Patti McGill Peterson


/s/ Lawrence Burkhardt, III
---------------------      Director                               March 19, 1999
Lawrence Burkhardt, III

_________________          Director                               March __, 1999
Douglas M. Costle

_________________          Director                               March __, 1999
Donald B. Riefler


/s/ Stephen B. Schwartz
----------------------     Director                               March 19, 1999
Stephen B. Schwartz